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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐ Soliciting Material Pursuant to §240.14a-12
SITEL CORPORATION
(Name of Registrant as Specified In Its Charter)

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SITEL CORPORATION
7277 World Communications Drive
Omaha, NE 68122

March 25, 2004

Dear Stockholder:

        It is our pleasure to invite you to your Company's Annual Meeting of Stockholders in Omaha on April 30, 2004. In the following pages you will find information about the meeting and a Proxy Statement.

        If you cannot be with us in person, please be sure to vote your shares by proxy. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the enclosed return envelope, or vote via the Internet or by telephone. Your prompt return of the proxy card or prompt vote via the Internet or by telephone will help the Company avoid additional solicitation costs. In person or by proxy, your vote is important.

Sincerely yours,

James F. Lynch Chairman of the Board

SITEL CORPORATION
7277 World Communications Drive
Omaha, NE 68122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Friday, April 30, 2004

To the Stockholders of
SITEL Corporation

        The annual meeting of stockholders of SITEL Corporation will be held on Friday, April 30, 2004, at 9:30 a.m. Central Daylight Savings Time, at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, for the following purposes:

  1.
  To elect three directors for a three-year term.

  2.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors of the Company has fixed the close of business on March 3, 2004 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting.

Teresa A. Beaufait Corporate Secretary
March 25, 2004

  PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE, OR VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

SITEL CORPORATION
7277 World Communications Drive
Omaha, Nebraska 68122

PROXY STATEMENT

Annual Meeting of Stockholders to be held April 30, 2004

        This Proxy Statement is furnished by SITEL Corporation, a Minnesota corporation ("SITEL" or the "Company") to holders of shares of its Common Stock, par value $.001 per share ("Common Stock"). The Board of Directors of the Company is soliciting proxies. The proxies will be used at the Annual Meeting of Stockholders of the Company to be held on April 30, 2004 at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, commencing at 9:30 a.m., Central Daylight Savings Time, and at any adjournments or postponements of the meeting (the "meeting"). Holders of record of the Common Stock at the close of business on March 3, 2004 are entitled to vote at the meeting.

PROXIES

        The Company will bear all costs of this solicitation. Stockholders' proxies will be received and counted by or under the direction of the Company's Secretary.

        If the accompanying Proxy is properly signed and returned to the Company or if the Proxy is voted via the Internet or by telephone, and such Proxy is not revoked, the shares covered by the Proxy will be voted in accordance with the instructions in the Proxy (unless an irrevocable proxy is already on file with the Secretary of the Company for the same shares). Unless contrary instructions are given in the Proxy, the persons designated as proxies in the accompanying Proxy will vote for approval of the Resolutions set forth in this Proxy Statement at the meeting. The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Company prior to the meeting. If a stockholder who has given a Proxy is present at the meeting and wishes to vote in person, the stockholder may withdraw the Proxy at that time. Any irrevocable proxy on file with the Secretary of the Company which has been given by a stockholder whose stock is subject to a Voting Agreement in favor of James F. Lynch will control as to voting on matters covered by such irrevocable proxy and be used in place of any Proxy in the accompanying form which is returned for the same shares.

        This Proxy Statement and the accompanying Proxy are first being sent to the holders of Common Stock on or about March 25, 2004.

VOTING AT THE MEETING

        At the close of business on March 3, 2004, the Company had outstanding 73,627,322 shares of Common Stock. Each such share of Common Stock is entitled to one vote upon each matter to be voted upon at the meeting.

        A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. Shares represented by proxies that are marked "abstain" as to a matter will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be counted as shares present for purposes of determining the presence of a quorum, but will not be considered as shares entitled to vote at the meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

        The three nominees receiving the highest vote totals will be elected as directors at the meeting. This means abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

COMMON STOCK OWNED BY
CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information as of March 3, 2004 with respect to the beneficial ownership of the Common Stock (i) by each person or group who, to the knowledge of the Company, was the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Common Stock, (ii) by each of the Company's Named Executive Officers (identified within this Item 1 under the caption Annual Compensation) and directors, and (iii) by all executive officers and directors of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
State of Wisconsin Investment Board (2)	13,683,400	18.58%
James F. Lynch (3)(4)(5)	8,924,877	12.10%
Rohit M. Desai (5)(6)	5,667,671	7.69%
Private Equity Investors IV, L.P. (6)	5,555,671	7.55%
Ida Eggens Kruithof (7)	5,491,048	7.46%
Heartland Advisors, Inc. (8)	3,700,000	5.03%
George J. Kubat (5)(9)	304,307	*
Kelvin C. Berens (5)(10)	216,507	*
Mathias J. DeVito (5)(11)	155,807	*
Bill L. Fairfield (5)	145,180	*
Dale W. Saville (5)	78,000	*
Robert Scott Moncrieff (5)	19,000	*
Nigel T. Gourlay (5)	7,493	*
David J. Hanger (5)	7,493	*
Dale R. Schuster (12)	2,500	*
Jorge A. Celaya	0	*
All executive officers and directors as a group (11 persons)	15,528,835	20.89%

*
Less than 1%

(1)
The address of the State of Wisconsin Investment Board, an institutional holder, is P.O. Box 7842, Madison, Wisconsin 53707. The address of Ida Eggens Kruithof is Villa del Sole A No. 1, 8, Avenue Saint Roman, MC 98000 Monaco. The address of Private Equity Investors IV, L.P., an institutional holder, is 410 Park Avenue, Suite 830, New York, New York 10022.

(2)
Based on a Schedule 13G/A filing for the year ended December 31, 2003.

(3)
Includes 3,414,844 shares owned by other stockholders over which Mr. Lynch exercises voting control pursuant to a Voting Agreement. The Voting Agreement grants Mr. Lynch the right to vote all shares of Common Stock held by the stockholders signatory to the Voting Agreement in the manner directed by Mr. Lynch. Mr. Lynch acquires voting control over additional shares which are issued pursuant to the Company's 1995 stock option plans until such shares are sold by the holders thereof into the public market.

(4)
Includes 264,295 shares held by two 501(c)(3) organizations established by Mr. Lynch. Mr. Lynch has shared voting and/or investment power with respect to these shares but disclaims beneficial ownership.

(5)
Includes the following shares which may be acquired under stock options which are exercisable currently or within 60 days: Mr. Lynch—108,000; Mr. Desai—42,000; Mr. Kubat—141,000; Mr. Berens—141,000; Mr. DeVito—30,000; Mr. Fairfield—139,000; Mr. Saville—72,000; and Mr. Scott Moncrieff—19,000. Upon exercise, voting control over shares issued pursuant to the Company's 1995 stock option plans will be held by Mr. Lynch pursuant to a Voting Agreement. This table does not include shares which may be acquired under options that are not exercisable currently and which would become exercisable within 60 days only if the average closing price of the Common Stock is $9.00 or more per share for a specified period during such 60 days.

(6)
Based on a Schedule 13G/A filing for the year ended December 31, 2002. Pursuant to Rule 13d-4 under the Exchange Act, Rohit M. Desai disclaims beneficial ownership of these shares owned by Private Equity Investors IV, L.P.

(7)
Based on a Schedule 13G filing for the year ended December 31, 2003. Includes 1,642,398 shares owned through Burmel Holding N.V.

(8)
Based on a Schedule 13F filing for the quarter ended December 31, 2003.

(9)
Includes 20,000 shares owned by a partnership for members of Mr. Kubat's immediate family. Mr. Kubat shares voting and/or investment power but disclaims beneficial ownership of these shares. Also includes 3,000 shares held by Mr. Kubat's spouse. Mr. Kubat disclaims beneficial ownership of these shares.

(10)
Includes 100 shares owned by Mr. Berens' spouse. Mr. Berens disclaims beneficial ownership of these shares. Also includes 75,407 shares held by the Kelvin C. Berens Trust dated September 23, 1991, a trust established for his immediate family members.

(11)
Includes 100,000 shares held by the DeVito Family Limited Partnership, a partnership established for Mr. DeVito's family members.

(12)
Based on the last Form 4 for March 2002 filed by Mr. Schuster, who left the Company during 2003.

PROPOSAL: BOARD OF DIRECTORS AND ELECTION

        The Company's Board of Directors is comprised of nine directorships divided into three classes whose terms expire in consecutive years. Each class of directors serves a three-year term. Classes I, II and III each have three directorships. Eight directors are currently serving on the Board. There is a vacant directorship in Class II. The Board expects to fill such vacancy at a later date.

        The terms of Class III directors Mathias J. DeVito, David J. Hanger, and James F. Lynch expire at this meeting. The Board of Directors has nominated Messrs. DeVito, Hanger, and Lynch for re-election to the Board for terms expiring at the annual stockholders meeting in 2007.

        The principal occupation of each director for the last five years, other positions each has held, the date each was first elected a director of the Company, the date each director's term expires, and the age of each director are listed below.

  Class III directors whose current terms expire at this meeting and are nominees for re-election:

  MATHIAS J. DEVITO—Nominee—Ruxton, Maryland USA

  Mr. DeVito has been a director since June 2001. Since 1997, Mr. DeVito has been Chairman Emeritus of The Rouse Company, a real estate development firm. From 1984 to 1997, Mr. DeVito was Chairman of the Board of The Rouse Company, and he previously served as its Chief Executive Officer, among other positions. Prior to joining The Rouse Company in 1970, Mr. DeVito was a partner with the Piper & Marbury law firm from 1965-1970, Assistant Attorney General of the State of Maryland from 1963-1965, and an associate with Piper & Marbury from 1957-1963. Mr. DeVito is also a director of Triton PCS Holdings, Inc. He is 73 years old.

  DAVID J. HANGER—Nominee—London, United Kingdom

  Mr. Hanger was appointed a director in June 2003. Mr. Hanger has over 30 years of experience in the publishing industry, including various advertising and sales management positions with The Economist Newspaper Group. Since 1996, Mr. Hanger has been Publisher of The Economist. Mr. Hanger is also a Board Director of The Economist Newspaper Group and a non-executive Director of Creston plc, a marketing services group. Mr. Hanger previously served as World President (2000-2002) of the International Advertising Association. He is 59 years old.

  JAMES F. LYNCH—Nominee—Omaha, Nebraska USA

  Mr. Lynch founded SITEL in 1985, has served as Chief Executive Officer since April 2001, and has served as Chairman and a director since the Company's inception. Mr. Lynch previously served as Chief Executive Officer from SITEL's inception to January 1997. He is 54 years old.

  Class I directors whose current terms expire at the 2005 annual stockholders meeting:

  ROHIT M. DESAI—New York, New York USA

  Mr. Desai has been a director since April 2000. Since 1984, Mr. Desai has been the Chairman and President of Desai Capital Management Incorporated, an institutionally funded equity investment firm that provides capital for management buyouts, acquisitions, and growth investments. Prior to forming Desai Capital Management Incorporated in 1984, Mr. Desai spent 20 years with Morgan Guaranty Trust, an affiliate of J.P. Morgan, where he managed an equity linked investment fund. Mr. Desai is also a director of The Rouse Company, Independence Community Bank, Finlay Enterprises, Inc., and Triton PCS Holdings, Inc. He is 65 years old.

  BILL L. FAIRFIELD—Omaha, Nebraska USA

  Mr. Fairfield has been a director since July 1995 and became Executive Vice President, Business Development in March 2002. Since January 2000, Mr. Fairfield has been the Chairman of

  DreamField Partners, Inc., a management services firm based in Omaha. Mr. Fairfield was the Chief Executive Officer and President of Inacom Corp., a marketer and distributor of information technology products and services, from its inception in 1982 to October 1999 and the Chairman of Inacom Corp. from September 1999 through January 2000. Mr. Fairfield is currently a director of The Buckle, Inc. He is 57 years old.

  NIGEL T. GOURLAY—London, United Kingdom

  Mr. Gourlay was appointed a director in June 2003. Since 2000, Mr. Gourlay has been a partner in Animos LLP, a business consultancy he founded which is based in London, U.K. and has clients principally in the automotive and marketing services industries. From 1980 to 2001, Mr. Gourlay served in various UK and international based positions with British American Tobacco plc, and its affiliated companies. Positions included serving as CEO of Akkade plc, a web-based supply chain services business started by British American Tobacco plc during 2001, Head/Deputy Head of business development with responsibility for mergers and acquisitions for British American Tobacco plc from 1994-2001, Vice President for US Marketing and Sales Administration with Brown and Williamson, USA from 1992-1994, and various investor relations, finance, administration and internal audit positions with B.A.T. Industries and its overseas subsidiaries from 1980-1992. Mr. Gourlay is currently a Non-executive Chairman of NWD Group plc. He is 49 years old.

  Class II directors whose current terms expire at the 2006 annual stockholders meeting:

  KELVIN C. BERENS—Omaha, Nebraska USA

  Mr. Berens has been a director since July 1995 and previously served as a director from shortly after the Company's inception until April 1995. Since 1979, Mr. Berens has been the Managing Partner of Berens & Tate, P.C., a labor and employment law firm based in Omaha. Berens & Tate, P.C. provides legal services to the Company in the areas of labor and employment law. He is 52 years old.

  GEORGE J. KUBAT—Omaha, Nebraska USA

  Mr. Kubat has been a director since July 1995. Since 1992, Mr. Kubat has been the Chief Executive Officer and President of Phillips Manufacturing Co., a metal fabricating company based in Omaha. From 1969 to 1992, Mr. Kubat served in various positions with Coopers & Lybrand, most recently as Tax Partner In Charge of the Omaha, Nebraska office. He is 58 years old.

        Mr. Desai was appointed to the Board of Directors upon the closing of Private Equity Investors IV, L.P.'s ("PEI IV") purchase of 5,555,671 shares of outstanding Company Common Stock in 2000. PEI IV is an affiliate of Desai Capital Management Incorporated. The Company agreed to nominate an individual designated by PEI IV and approved by the Company and to solicit proxies for the election of such nominee to the Board so long as PEI IV beneficially owns, in the aggregate, at least 2,222,269 shares of the Company's Common Stock.

        On June 16, 2000, after Mr. Fairfield was no longer an officer of Inacom Corp., Inacom Corp. and its affiliates filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware.

        Proxies received by the Board of Directors will be voted "FOR" the election of the above nominees unless stockholders direct that their vote be withheld from one or more of such nominees. If any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

DIRECTORS MEETINGS AND COMPENSATION

Board and Committee Meetings

        The Board of Directors has a minimum of five regularly scheduled meetings during the year. The Board has established three standing board committees—the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee—which also meet on a regularly scheduled basis.

        Directors are expected to attend all scheduled board and committee meetings and the annual stockholders meeting. During 2003, the Board met twelve times. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served, during the period the director served on the Board. The Board also acted by unanimous written consent between regularly scheduled and special meetings. All directors attended last year's annual stockholders meeting.

        The Board holds executive sessions without management, as needed, during its regularly scheduled and special meetings. The Board also has scheduled at least one regular executive session during the year for the independent directors only, following the annual board meeting. The Board committee chairs will rotate presiding at such meetings (in the order of the Audit, Compensation, and Nominating/corporate governance committee chairs). If the committee chair who is scheduled to preside at a session is unable to, the chairman of the Nominating/Corporate Governance Committee will substitute as the presiding director for that session, and the original rotation schedule will continue for subsequent executive sessions.

        The NYSE listing standards contain certain tests under which a director would be disqualified from being considered independent if the director had certain affiliations or relationships. In addition, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company before the director may be considered independent under the NYSE listing standards.

        The Board has established certain guidelines to assist it in determining director independence in accordance with the NYSE listing standards. Under the Board's guidelines, a director will not be independent if, within the preceding five years: the director was employed by the Company; an immediate family member of the director was employed by the Company as an executive officer; the director was employed by or affiliated with the Company's independent auditor or internal audit firm; an immediate family member of the director was employed by or affiliated with the Company's independent auditor or internal audit firm as a partner, principal or manager; or a Company executive officer was on the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer. Under the Board's guidelines, the following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence: if a director is an executive officer or employee of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the company he or she serves as an executive officer or employee; if a director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and if a director serves as an executive officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% of that organization's total annual charitable receipts.

        Stockholders and others may communicate with the Board as follows:

  Call the SITEL Board:
  800-397-9610 or 402-963-6928

  Email the SITEL Board:
  Board.Directors@sitel.com

  Write to the SITEL Board:
  SITEL Board of Directors
  SITEL Corporation
  7277 World Communications Drive
  Omaha, NE 68122 USA

        All correspondence will be reviewed and processed by the Company's director of investor relations under the direction of the non-employee directors. The status of outstanding concerns addressed to the non-employee directors will be reported to the directors on a quarterly basis. The non-employee directors may direct special treatment, including the retention of outside advisors or counsel, for any complaint or concern addressed to them.

        The Audit Committee assists the Board in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company's independent auditors, and (4) the performance of the Company's internal audit function. The Audit Committee selects the independent auditors. The committee met six times during 2003. The Audit Committee members are George J. Kubat (Chairman), Rohit M. Desai, Mathias J. DeVito, Nigel T. Gourlay and David J. Hanger. All members of the committee are independent, as defined in the NYSE listing standards. The Board of Directors has approved a written charter for the Audit Committee. A copy of the Audit Committee's charter is included as Appendix A to this Proxy Statement.

        The Compensation Committee carries out the Board's responsibilities concerning executive compensation. The committee reviews the Company's executive compensation policies and practices, determines executive officers' salaries and bonuses, and administers the Company's stock option plans (except for the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan which is administered by employee directors). The committee met four times during 2003 and acted by unanimous written consent at other times. The Compensation Committee members are Rohit M. Desai (Chairman), Mathias J. DeVito, and Nigel T. Gourlay. All members of the committee are independent, as defined in the NYSE listing standards. The Board of Directors has approved a written charter for the Compensation Committee.

        The Nominating/Corporate Governance Committee assists the Board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness, and in developing and implementing the company's corporate governance guidelines. The committee met twice during 2003. The Nominating/Corporate Governance Committee members are Mathias J. DeVito (Chairman), Rohit M. Desai, and David J. Hanger. All members of the Nominating/Corporate Governance Committee are independent, as defined in the NYSE listing standards. The Board of Directors has approved a written charter for the Nominating/Corporate Governance Committee.

        The charters of the three board committees will be available online in the Investors section of the Company's website at www.sitel.com beginning no later than our 2004 annual stockholders meeting. Go to www.sitel.com on the Internet, click on Investors and then click on Governance. The Company will also provide a copy to any stockholder upon request.

Director Compensation

        Non-employee directors are compensated for their service on the Board. Non-employee directors receive an annual retainer of $30,000. If the Company had a non-employee Chairman of the Board, he would have received an additional $15,000 annual retainer. During 2003 the chairs at each of the three board committees received an additional $5,000 retainer (increased to $15,000 for the Audit Committee chair in the last quarter of 2003). Effective in February 2004, the Board increased the annual retainers to $20,000 for the chair of the Audit Committee and to $10,000 for the chairs of each of the other two board committees. The annual retainers are payable quarterly beginning at the time of the annual stockholders meeting. Non-employee directors also receive $1,500 per regular or special meeting of the Board or committee attended. They are granted options to purchase 20,000 shares of Common Stock upon initial election to the Board, pursuant to the SITEL Corporation 1999 Stock Incentive Plan. They are granted additional options to purchase 10,000 shares of Common Stock annually at the time of the annual stockholders meeting At least 50% (and up to 100% as elected by the director) of a non-employee director's annual retainer compensation is paid in Common Stock pursuant to the Incentive Plan. This Common Stock is restricted against transfer for six months after issuance. A non-employee director may elect to defer all or part of his compensation pursuant to the 2001 Nonemployee Director Compensation Plan. The deferred compensation is credited to the director's deferred compensation account in phantom stock units of Common Stock. The value of a director's deferred compensation account is payable in Common Stock in a lump sum following the termination of the director's service on the Board or as designated in the director's deferral election.

        The Incentive Plan permits discretionary grants of additional options to the non-employee directors. No discretionary grants occurred in 2003.

Compensation Committee Interlocks and Insider Participation; Certain Transactions

        The Compensation Committee members are Rohit M. Desai (Chairman), Mathias J. DeVito, and Nigel T. Gourlay, all non-employee directors.

        Kelvin C. Berens is the Managing Partner and owner of more than 10% of the voting stock in the Berens & Tate, P.C. law firm. The Company engaged Berens & Tate to provide legal services in the areas of labor and employment law during 2003 and expects to continue to engage the firm for such services. The Company paid Berens & Tate $655,544 in fees during 2003.

Annual Compensation

        Summary Compensation Table.    The following table sets forth information regarding annual and long-term compensation for the chief executive officer and the other four most highly compensated executive officers of the Company in office as of December 31, 2003 (collectively, the "Named Executive Officers").

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)		Other Annual Compensation (2)		Stock Options (Number of Shares) (3)	All Other Compensation (4)
James F. Lynch Chairman and Chief Executive Officer	2003 2002 2001	$500,000 500,000 388,461	$	— — —	$	— — —	— 400,000 100,000	$70,909 70,909 936,929
Jorge A. Celaya (5) Executive Vice President and Chief Financial Officer	2003	44,616		100,000		—	300,000	—
Bill L. Fairfield (5) Executive Vice President	2003 2002	400,000 310,769		— —		— —	— 200,000	— —
Dale W. Saville (5) Executive Vice President	2003 2002 2001	230,000 230,000 230,000		— 40,000 —		— — 37,016	— 100,000 —	— — —
Robert Scott Moncrieff Executive Vice President	2003 2002 2001	183,735 183,735 183,735		144,373 40,878 40,111		58,373 — —	— — —	— — —
Dale R. Schuster (6) Former Executive Vice President	2003 2002 2001	$115,500 210,000 212,423		— 157,500 54,950		— — —	— 50,000 55,000	— — —

(1)
Represents bonus payments paid after year-end to the Named Executive Officer for such year. For Mr. Celaya, represents a $100,000 payment from the Company in January 2004, in recognition of his loss of anticipated bonus income and certain other benefits with his previous employer when he joined SITEL.

(2)
For Mr. Saville, represents relocation costs and associated taxes paid by the Company. For Mr. Scott Moncrieff, represents a $40,000 allowance for travel expenses and the balance represents pension contributions on his behalf.

(3)
All of the options granted were for shares of Common Stock pursuant to the SITEL Corporation 1999 Stock Incentive Plan (the "Incentive Plan").

(4)
For Mr. Lynch, in 2003 and 2002 represents $70,909 in premiums paid under split-dollar life insurance policy which have represented interest-free loans under the long-standing arrangement; and in 2001 represents $866,020 in previously deferred compensation paid out in 2001 from the Company's Executive Wealth Accumulation Plan and $70,909 in premiums paid under split-dollar life insurance policy which have represented interest-free loans under the long-standing arrangement.

(5)
Messrs. Celaya, Fairfield and Saville joined the Company in October 2003, March 2002 and October 2000, respectively.

(6)
Mr. Schuster left the Company in July 2003.

Arrangements with Executive Officers

        Jorge A. Celaya.    The terms of the 300,000 options granted to Mr. Celaya in connection with his employment include provisions for acceleration of the vesting of such options in the event of a change of control of the Company (as defined in the Incentive Plan) or in the event Mr. Celaya's employment is terminated without cause (as defined in the option agreement) prior to the two-year anniversary of his start date (October 27, 2005). In the former case, the options would be accelerated and remain exercisable in accordance with Section 13(b) of the option plan. In the latter case, the options would be accelerated and remain exercisable for the balance of such two-year period. Furthermore, if Mr. Celaya's employment is terminated without cause (as defined in the option agreement) or for reasons related to change in control prior to October 27, 2005, then the Company has agreed to pay Mr. Celaya severance in a lump sum equal to his base salary for the number of months remaining prior to such two-year anniversary (or six months base salary if termination occurs within the last six months of such two year period). If Mr. Celaya is terminated without cause after October 27, 2005, the Company has agreed to pay severance in a lump sum equal to six months base salary.

        Robert Scott Moncrieff.    Mr. Scott Moncrieff's employment agreement was entered into when he joined the Company in April 1998. The agreement continues in effect until terminated by either party on six months notice. Under the currently effective terms of the agreement Mr. Scott Moncrieff is paid an annual base salary of 112,500£ and is entitled to participate in the Company's annual bonus plan for executive officers on the terms established by the Compensation Committee. The Company may terminate the employment agreement on shorter notice upon payment of six months salary, six months pension contribution, and 50% of the bonuses paid Mr. Scott Moncrieff in the last 12 months. The agreement has covenants restricting Mr. Scott Moncrieff from soliciting the Company's clients for any services provided by the Company for twelve months following termination and from working for or providing consulting services to the Company's competitors for six months following termination.

Benefit Plans

        Stock Option Plan for Replacement of Existing Options ("Replacement Plan") and Stock Option Plan ("EEB Replacement Plan"). Under the Replacement Plan, options for 4,541,780 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 3,110,000 options outstanding at February 28, 1995. Under the EEB Replacement Plan, options for 7,381,720 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 12,655,000 units outstanding at February 28, 1995 under the Company's employee equity benefit plan ("EEB Plan"). With respect to both of these plans, the options were exercisable in five equal annual installments from January 1996 to May 2000 (or May 2001 in certain cases) and were vested as of the date of the grant. The Company recorded these options at the estimated fair value at date of grant ($2.91), with a corresponding charge to special compensation expense totaling $34.6 million. No further options may be granted under these two plans.

        1995 Employee Stock Option Plan ("Employee Plan").    The Employee Plan provided for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, restricted shares, and performance shares or units) for the issuance of up to an aggregate of 9,800,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries. Vesting terms varied with each grant, and option terms could not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors, could not be less than the fair market value at date of grant for incentive stock options or less than par value for nonqualified stock options. The Employee Plan was replaced by the 1999 Stock Incentive Plan. No further options may be granted under the Employee Plan.

        1995 Non-Employee Directors Stock Option Plan ("Directors Plan").    The Directors Plan provided for automatic, formula grants of nonqualified options to each non-employee director of the Company. Each non-employee director was granted options to purchase 18,000 shares of Common Stock upon election or re-election to a three-year term on the Board of Directors. Options vested and became exercisable in three equal annual installments commencing one year after grant. The Board of Directors had the authority to grant additional options in their discretion. Vesting and exercise terms could vary with each discretionary grant. The option prices under all grants, whether formula or discretionary, could not be less than the fair market value of the Common Stock on the date of grant. The Directors Plan was replaced by the 1999 Stock Incentive Plan. No further options may be granted under the Directors Plan.

        1999 Stock Incentive Plan ("Incentive Plan").    The Incentive Plan provides for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, performance units, restricted shares, stock bonuses, and other stock-based awards) for the issuance of up to an aggregate of 10,500,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries and non-employee directors of the Company. Option terms may not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors in the case of employees and independent consultants, and the Board of Directors in the case of non-employee directors, may not be less than the fair market value at the date of grant for incentive stock options or less than par value for nonqualified stock options. At December 31, 2003, there were approximately 5.7 million shares available for issuance pursuant to future grants under the Incentive Plan.

        The Company's option plans are administered by the Compensation Committee of the Board of Directors, except the Directors Plan which is administered by the Board members who were not eligible to participate in that plan. The Company's option plans, other than the Incentive Plan, require optionees to enter into a ten-year Voting Agreement in favor of James F. Lynch and to comply with a right of first refusal granted to the Company. Under the Voting Agreement, each optionee agrees to vote all of the shares acquired upon exercise of options as directed by Mr. Lynch. Mr. Lynch is required to release shares covered by the Voting Agreement under certain circumstances. The right of first refusal requires optionees, before selling any shares underlying options, to provide the Company with written notice of the sale and the right to elect to purchase such shares, and it terminates as to shares sold into the public market.

        Executive Wealth Accumulation Plan ("Wealth Accumulation Plan"). The Wealth Accumulation Plan is administered by the Compensation Committee and permits executive employees selected by the Compensation Committee to elect voluntary salary reductions of up to 25% of base salary and 100% of incentive compensation. The Company may voluntarily match a portion of the compensation deferred by participants. Amounts deferred by participants are fully vested immediately and amounts contributed by the Company are subject to a vesting schedule beginning after five years of service with the Company until the earlier of 15 years of service with the Company or death, disability or retirement after age 65 (subject to accelerated vesting in the event of a change of control of the Company). Participants' accounts earn interest at a rate equal to the average of the composite yield on Moody's Seasoned Corporate Bond Yield Index as published by Moody's Investor's Services. Participants may also receive early distribution of their entire vested account in one lump sum payment after having participated in the plan for five years. The Company's obligations under the Wealth Accumulation Plan are unfunded and unsecured.

Option Grants and Holdings

        2003 Option Grants.    The following table summarizes the options which were granted during the year ended December 31, 2003 to the Named Executive Officers. No stock appreciation rights were granted during 2003.

OPTION GRANTS IN 2003

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Individual Grants
	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
			Exercise Price ($/Share)	Expiration Date
Name					5%($)	10%($)
Jorge A. Celaya (1)	300,000	37.06	1.650	10/27/2013	311,303	788,902

(1)
These options were granted under the Incentive Plan. The maximum amount allowable (181,818) was granted as incentive stock options and the balance (118,182) was granted as non-qualified stock options. These options become exercisable in three annual installments on each of October 27, 2004, 2005 and 2006, or earlier in the event of a change of control of the Company. These options are also subject to earlier exercise if Mr. Celaya's employment with the Company is terminated without cause (as defined in the option agreement) prior to October 27, 2005, in which case the exercisability of the options is accelerated and they remain exercisable through October 27, 2005. These options are subject to the other terms and provisions of the applicable option agreement and the Incentive Plan.

(2)
Potential realizable value is based on the assumption that the Common Stock price (using the average of the high and low sales prices of the Common Stock on the New York Stock Exchange as of the date of grant, which is the basis for the exercise price shown) appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, that a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date that the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value, if any, realized will be at or near the potential realizable value as calculated in this table.

        2003 Option Exercises and Holdings.    The following table summarizes information for the Named Executive Officers regarding aggregate option exercises in the year ended December 31, 2003 and the year-end value of unexercised options to purchase the Company's Common Stock. No stock appreciation rights were exercised during 2003 or were outstanding at December 31, 2003.

AGGREGATED OPTION EXERCISES IN 2003 AND
YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Shares Underlying Unexercised Options at 12-31-03 (1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12-31-03 (2) Exercisable/Unexercisable
James F. Lynch	—	—	117,566/382,434	$0/0
Jorge A. Celaya	—	—	0/300,000	$0/204,000
Bill L. Fairfield	—	—	136,766/178,234	0/0
Dale W. Saville	—	—	73,966/126,034	0/0
Robert Scott Moncrieff	—	—	14,000/41,000	0/0

(1)
All of the options relate to shares of Common Stock. All of the options were granted under the Incentive Plan. The number and value of "Unexercisable" stock options includes the number and the year-end value of options which have a price threshold for exercisability which is above the exercise price. The price threshold is an average closing price for the Common Stock of at least $9.00 over thirty consecutive trading days. These executives may begin exercising these options and potentially realize a portion of the value relating to these options once the price threshold is attained.

(2)
These values have been calculated by subtracting the per share option exercise price from the fair market value of the underlying Common Stock. For purposes of this table, such fair market value is deemed to be the closing price of the Common Stock on the New York Stock Exchange as of December 31, 2003, which was $2.33.

Performance Graph

        The following line graph compares the yearly percentage changes in the cumulative stockholder return on the Common Stock for the past five years commencing December, 1998 with the cumulative total return of a "Competitive Index" (computed by the Company) and with the Standard and Poors 500 Index through the year ended December 31, 2003. The comparison assumes $100 was invested on December 31, 1998 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

        The four largest competitors, in terms of market capitalization, were used to compare the "Competitors Index", using their period end stock prices and respective market capitalization values to appropriately weight their stock prices. The companies included in the "Competitors Index" are APAC Customer Services, Inc., West Corporation, Sykes Enterprises, Incorporated, and Teletech Holdings, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, are required to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Copies of such reports must also be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2003 its officers and directors and greater than 10% beneficial owners complied with such filing requirements.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for administering SITEL's executive compensation programs. The Compensation Committee is composed of three non-employee directors. The Compensation Committee regularly reviews the executive compensation policies and practices of the Company and establishes the salaries and bonuses of the executive officers. The Compensation Committee administers the stock option plans in which executive officers participate.

  Compensation Policies

        The Company's compensation policies are designed to attract and retain highly able and motivated individuals at all levels of the Company. In addition, the compensation policies are designed to be cost effective and to treat all employees fairly. The Company's overall approach to compensation emphasizes the following: competitive salaries, significant bonuses tied to Company, business unit and individual performance, and an opportunity to build exceptional long-term value through equity participation.

        In establishing total compensation amounts, the Compensation Committee considers historical and projected Company performance. The Compensation Committee also considers the range of compensation paid by other public companies in the outsource contact center industry (including those companies comprising the "Competitors Index" used in the Performance Graph section of this Proxy Statement) and other relevant industries. This information forms the basis for the Compensation Committee's assessment of the Company's overall performance and prospects, which underpins the Compensation Committee's establishment of total compensation ranges. The Compensation Committee also occasionally engages compensation consultants to review and make recommendations to the Compensation Committee on executive compensation programs. The Compensation Committee makes a subjective determination based upon a collective consideration of the foregoing factors and information.

        The Compensation Committee's policy is to structure compensation awards for executive officers that will be deductible without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, where doing so will further the purposes of the Company's executive compensation programs. The Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible.

  Factors and Criteria of Executive Compensation

        Executive compensation consists primarily of (1) annual compensation and (2) long-term incentives.

  Annual Compensation

        Annual compensation consists of base salary and bonus. The Company seeks to have competitive base salaries. Any increases in an individual's base salary are determined primarily by individual performance and added responsibilities. Assessment of an individual's performance includes consideration of a person's impact on the Company's financial performance as well as their judgment, creativity, effectiveness in developing subordinates, and contributions to the improvement in the quality of the Company's services and operations.

        The 2003 bonus plan for executive officers provided for targeted bonuses equal to up to 200% of base salary for Mr. Lynch and up to 100% of base salary for the other executive officers based on achievement of predetermined earnings per share (EPS) targets. Bonuses under the plan were calculated and payable annually after the end of the fiscal year. The 2003 bonus plan criteria were not met and therefore no bonuses were paid to the executive officers under the 2003 bonus plan. The $100,000 bonus paid to Mr. Celaya as described in the summary compensation table was paid pursuant to the terms of his October 2003 employment offer letter, in recognition of his loss of anticipated bonus income and certain other benefits with his previous employer when he joined SITEL.

        The 2003 bonus plan for business unit executives provided a bonus potential expressed as a percentage of the executive's base salary and based on achievement of objectives generally tied to company and business unit performance. Bonuses under the plan were calculated and payable annually after the end of the fiscal year. Since the Company's performance objective (EPS) was not met, no bonuses were earned under these plans. The Company, however, paid certain discretionary bonuses to certain business unit executives who had achieved their business unit objectives.

  Long-Term Incentives

        Stock options are a form of long-term incentive used for executive officers and other employees. This incentive emphasizes the long-term focus necessary for the Company's continued success. Stock options also promote success by aligning employee financial interests with long-term stockholder value. Stock options have traditionally been granted broadly and deeply within the Company. During 2003 options for 749,563 shares were granted to 65 employees worldwide.

        Under an option program in effect from May 1999 through December 2003, one-time option awards were generally granted on a semi-annual basis to employees hired or promoted to the five highest levels of job responsibilities within the Company during the year and performance option awards were considered for grant following year-end, on a discretionary basis, to the top-performing employees at these levels.

  Chief Executive Officer Compensation

        Mr. Lynch's 2003 compensation consisted principally of his base salary of $500,000. Mr. Lynch's bonus potential for 2003 was tied to the Company's achievement of predetermined EPS targets; because these EPS targets were not met, Mr. Lynch did not receive a bonus for 2003.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SITEL CORPORATION
Rohit M. Desai Mathias J. DeVito Nigel T. Gourlay

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Audit Committee is composed of three non-employee directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship with the Company that may interfere with his independence from the Company and its management.

        As described in its charter, the Audit Committee's primary responsibilities fall into three broad categories:

  •
  the Audit Committee monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft financial statements and key accounting and reporting matters;

  •
  the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including their selection, evaluation, and replacement; approving all audit engagement fees and terms, as well as pre-approving any non-audit services to be provided; and determining whether the outside auditors are independent; and

  •
  the Audit Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing function.

        The Audit Committee has adopted procedures for pre-approval of audit and permitted non-audit services by the Company's independent auditor. In addition to annually engaging the independent auditor to audit the Company's consolidated financial statements, the committee must approve all use of the independent auditor for non-audit services before such use. The committee may pre-approve permitted services for a calendar year within a specified dollar limit, by individual project or in the aggregate. The committee may also delegate such pre-approval authorization to any member of the committee. The committee has pre-authorized permitted services not exceeding $25,000 between meetings, a report on which must be communicated to the committee at the next regularly scheduled meeting. The committee requires reports on the status of all pre-approved services at the next regularly scheduled committee meeting. To minimize relationships that could appear to impair the objectivity of the independent auditor, it is the committee's practice to restrict the permitted non-audit services that may be provided to the Company by the independent auditor primarily to tax services and merger and acquisition due diligence and integration services.

        The Audit Committee has implemented procedures to assure that it performs each of its responsibilities under the charter. During the fiscal year ended December 31, 2003, and thereafter through the completion of the audit of the Company's financial statements for such fiscal year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent auditors.

        The Audit Committee reviewed and discussed both with management of the Company and with KPMG LLP, the Company's independent auditors, the Company's audited financial statements for the fiscal year ended December 31, 2003.

        The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP its independence.

        Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this proxy statement, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2003, be included in the Company's Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SITEL CORPORATION
George J. Kubat Rohit M. Desai Mathias J. DeVito Nigel T. Gourlay David J. Hanger

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed the firm of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2003. The same firm conducted the audit for fiscal year 2002.

        A representative of KPMG LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Firm Fee Summary

        The following table shows the fees billed by KPMG LLP for audit services and for audit-related, tax and all other services rendered by KPMG LLP which were paid or accrued by the Company in each of the last two years:

	2003	2002
Audit Fees	$651,000	$575,000
Audit-Related Fees	35,000	112,000
Tax Fees	325,000	260,000
All Other Fees	32,000	74,000

	$1,043,000	$1,021,000

        Audit Fees includes fees for professional services rendered in connection with the audit of the Company's consolidated financial statements included in its annual report on Form 10-K and to review the Company's financial statements included in its quarterly reports on Form 10-Q and for professional services in connection with statutory audits or regulatory filings.

        Audit-Related Fees includes fees for employee benefit plan audits, accounting consultation and due diligence assistance.

        Tax Fees includes fees for U.S. and international tax advisory, tax planning and tax compliance services and expatriate tax services.

        All Other Fees includes fees for non-U.S. pension scheme administration services that were engaged prior to May 6, 2003, but which have since been discontinued.

        All services performed by KPMG LLP in connection with engagements on or after May 6, 2003, were pre-approved in accordance with the Audit Committee's pre-approval policy and procedures.

2005 STOCKHOLDER PROPOSALS

        The date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2005 Annual Meeting of Stockholders is November 22, 2004.

        The Company's bylaws set forth certain procedures which a stockholder must follow in order to nominate a director or present any other business at an annual stockholders meeting. Any stockholder may obtain a copy of this provision of the bylaws upon request to the Secretary of the Company. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company not less than 120 days prior to one year after the date of the previous year's annual meeting proxy statement.

        The Nominating/Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders. In evaluating candidates, regardless of the source of the recommendation, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board.

Nominations are to be sent to:

  Corporate Secretary
  SITEL Corporation
  7277 World Communications Drive
  Omaha, Nebraska 68122

        The Corporate Secretary will forward nominations to the Nominating/Corporate Governance Committee for consideration. Pursuant to the bylaws, notice of a nomination must include the following information:

        About each proposed nominee:

  •
  name, age, business address, and residence address

  •
  principal occupation or employment

  •
  class and number of shares of Company stock beneficially owned

  •
  any other information about such proposed nominee that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors, and

  •
  such proposed nominee's written consent to being named as a nominee and to serve as a director if elected.

        About the stockholder giving the notice:

  •
  name and address, as they appear on the Company's books,

  •
  class and number of shares of Company stock beneficially owned

  •
  description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming them) relating to the nomination proposed to be made by such stockholder, and

  •
  any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director.

OTHER MATTERS

        Neither the Board of Directors nor management intends to bring any matter for action at the meeting other than those matters described above. If other matters or proposals should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

APPENDIX A

SITEL CORPORATION
Audit Committee Charter

        The audit committee of the board of directors of SITEL Corporation shall consist of a minimum of three directors. Members of the committee shall be appointed by the board of directors upon the recommendation of the nominating/corporate governance committee and may be removed by the board of directors in its discretion. All members of the committee shall be independent directors under the New York Stock Exchange standards, and shall also satisfy the more rigorous independence requirement for members of the audit committee set out in Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934, as amended. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities, at least one member shall have accounting or related financial management expertise, and at least one member shall qualify as an "audit committee financial expert" under applicable SEC rules.

        The purpose of the committee shall be to assist the board in its oversight of the integrity of the financial statements of the company, of the company's compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the company's internal audit function and independent auditors.

        In furtherance of this purpose, the committee shall have the following authority and responsibilities:

1.
To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements.

2.
To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

3.
To appoint the independent auditor to examine the company's accounts, controls and financial statements. The committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The committee shall have the sole authority to approve all audit engagement fees and terms. The committee, or a member of the committee, must pre-approve any non-audit service provided to the company by the company's independent auditor. The independent auditor shall report directly to the committee.

4.
To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the company's risk assessment and risk management policies, including the company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

5.
To review the company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the company's financial statements, including alternatives to, and the rationale for, the decisions made.

6.
To review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, compensation and replacement of the Director of Internal Audit.

7.
To review, with the Chief Financial Officer, the Director of Internal Audit, or such others as the committee deems appropriate, the company's internal system of audit and financial controls and the results of internal audits, including any major issues concerning adequacy of internal controls and special audit steps adopted in light of any material control deficiencies.

8.
To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the committee will review at least annually all relationships between the independent auditor and the company.

9.
To prepare and publish an annual committee report in the company's proxy statement.

10.
To set policies for the hiring of employees or former employees of the company's independent auditor.

11.
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.
On at least a quarterly basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

13.
To meet separately at least quarterly with management, with the corporate audit staff and also with the company's independent auditors.

        The committee shall have authority to retain such outside counsel, experts and other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

        The committee shall have the authority to determine, and the company shall provide, the appropriate funding required for payment of fees to the independent auditor, payment of fees to any advisors retained by the committee, and payment of the ordinary administrative expenses of the committee.

        The committee shall report its activities and any recommendations to the board after each committee meeting. The committee shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

Sitel Corporation
c/o Equiserve Trust Company
P.O. Box 8088
Edison, NJ 08818-8088

Dear Stockholder:

SITEL Corporation encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.
To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2.
To vote over the Internet: Log onto the Internet and go to the web site [http://www/eproxyvote.com/sww].

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

Your vote is important. Thank you for voting.

To vote over the Internet: Log onto the Internet and go to the web site [http://www/eproxyvote.com/sww].	OR	To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

If you choose to vote your shares electronically,
there is no need to mail back your proxy card.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

☒	Please mark votes as in this example.
The Board of Directors recommends a vote "FOR" item 1.
SITEL CORPORATION
1.	Elect director-nominees:
		FOR	WITHHOLD
		☐	☐	01. Mathias J. DeVito 02. David J. Hanger 03. James F. Lynch
	☐	For, except vote withheld from the following nominee(s):

				Mark box at right if you plan to attend the Annual Meeting	☐
				Mark box at right if an address change.	☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

PLEASE VOTE AND SIGN BELOW THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS FOR THE APRIL 30, 2004 ANNUAL STOCKHOLDERS MEETING
P R O X Y
The undersigned hereby appoints James F. Lynch and Bill L. Fairfield, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as directed and permitted herein, at the annual meeting of stockholders of the Company to be held at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, on April 30, 2004 at 9:30 a.m. Central Daylight Savings Time, and at any postponements or adjournments thereof, upon the matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

 THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION BELOW. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ITEM 1. IF YOU ARE FOR ITEM 1 YOU NEED ONLY SIGN AND DATE THIS PROXY BELOW AND RETURN IT IN THE ENVELOPE PROVIDED.

QuickLinks

PROXY STATEMENT
PROXIES
VOTING AT THE MEETING
COMMON STOCK OWNED BY CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS
PROPOSAL: BOARD OF DIRECTORS AND ELECTION
DIRECTORS MEETINGS AND COMPENSATION
OPTION GRANTS IN 2003
AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES
  Performance Graph
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
2005 STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A